EXHIBIT 99.1

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

C O R P O R A T E  P A R T I C I P A N T S

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Richard D. White Diodes Incorporated - CFO & Secretary

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Gary Wade Mobley The Benchmark Company, LLC, Research Division - Research Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Leanne K. Sievers Shelton Group - President

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated's Fourth Quarter and Full Year 2018 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Wednesday, February 13, 2019.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - President

Good afternoon, and welcome to Diodes' Fourth Quarter and Full Year 2018 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm.

Joining us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Vice President of Worldwide Sales and Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they're subject to the company finalizing the closing procedures and customary quarterly and year-end review by the company's independent registered public accounting firm. As such, these results are unaudited and subject to revision until the company files its Form 10-K for the fiscal year 2018.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward-looking statements that's contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today, and therefore, we refer you to more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including forms 10-K and 10-Q. In addition, any projections as to the company's future performance represent management's estimates as of today, February 13, 2019. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change, except to the extent required by applicable law.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

non-GAAP items, which provide additional details. Also throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diodes' website at www.diodes.com.

And now I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome, everyone, and thank you for joining us today. I'm pleased to report that 2018 represented the best performing year in Diodes' history, with the achievement of record financials, 15% organic revenue growth driven by continued market share gains, and a 75% increase in non-GAAP profitability over the prior year.

Our ongoing focus on automotive and industrial sectors result in annual revenue growth from those target end market of 38% and 29%, respectively, and a combined 35% of total revenue. Additionally, our Pericom business, excluding frequency control product, grew 24% year-over-year to almost 10% of revenue, primarily as a result of our increased content in high-end PC, server, storage and the data center markets.

During 2018, we made significant progress on Diodes' position at key customers and are gaining shares, not only within product line but also across multi-application at the same customer. In fact, some of our largest customer use Diodes content in nearly all products they offer, which provide greater diversification for Diodes as well as a deeper relationship with those customers. Our Pericom products have also provided us greater leverage, creating expanded opportunity in new end equipment and applications as well as additional cross-selling opportunities for our other product offerings.

More recently, I'm also pleased to have announced the proposed acquisition of Texas Instruments' wafer fabrication facility and operation located in Greenock, Scotland or GFAB. This facility is about 320,000 square-foot and has a potential monthly capacity of approximately 256,000 8-inch equipment diodes.

Also as part of the transition, Diodes and TI will enter into a multi-year wafer supply agreement, in which Diodes will continue to manufacture TI's Analog product from GFAB as TI transfers those products into its other wafer fabs. This proposed acquisition align well with our strategic plan for significant revenue and profit dollar growth over the next several years and offers Diodes additional wafer fab capacity to support our product growth, in particularly, our automotive expansion initiatives. It also provides excellent engineering skill and the wafer fab know-how to support our technical and operational performance expectations. Further, this transaction meets our criteria for strategic acquisitions, and that we expect it to be immediately accretive. The closing of the transaction is subject to customary closing conditions and is expected to be completed after the end of first quarter of 2019.

As we look forward to 2019, we expect to continue gaining market share and achieve growth rate that exceeding our served available market, while prioritizing higher-margin opportunity across automotive, industrial and our Pericom product. Underpinning our anticipated growth and the serving as the key theme for Diodes in the coming year are content gains across connected car, high-end servers and the storage, 5G and IoT. We are well positioned both operationally and financially to drive increasing profit and the cash flow on incremental revenue growth and expect to once again reach new record across our business in 2019.

With that, let me now turn the call over to Rick to discuss our fourth quarter financial results and our first quarter 2019 guidance in more detail.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Richard D. White - Diodes Incorporated - CFO & Secretary

Thanks, Dr. Lu, and good afternoon, everyone. As part of my financial review today, I will focus my comments on a sequential change for the fourth quarter as well as select full year results, and we refer you to our press release for a more detailed review of our results as well as the year-over-year and full year comparisons.

Revenue for the fourth quarter 2018 was $314.4 million, a 2% decrease from the $320.9 million in the third quarter 2018. This 2% sequential decrease is significantly below our normal seasonality. For the full year 2018, revenue was a record $1.2 billion, an increase of 15.2% over $1.05 billion in 2017, and well over the growth of our served markets.

Gross profit for the fourth quarter was $114.2 million or 36.3% of revenue compared to $115.2 million or 35.9% of revenue in the third quarter 2018. The sequential increase in gross margin was primarily due to improved product mix as well as the continued 8-inch ramp at our Shanghai fabrication facility, SFAB 2. For the full year, gross profit increased 22% to a record $435.3 million or 35.9% of revenue as compared to $356.8 million or 33.8% of revenue in the prior year.

GAAP operating expenses for the fourth quarter 2018 were $70.3 million or 22.4% of revenue and $65.8 million or 20.9% of revenue on a non-GAAP basis, which excludes $4.5 million of amortization of acquisition-related intangible asset expenses. This compares with GAAP operating expenses in the third quarter 2018 of $69.4 million or 21.6% of revenue and $65 million or 20.3% of revenue on a non-GAAP basis.

Total other expenses amounted to approximately $1 million for the quarter, including $2.3 million of interest expense.

Income before taxes and noncontrolling interest in the fourth quarter of 2018 amounted to $42.8 million compared to $44.4 million in the third quarter of 2018.

Turning to income taxes. Our effective income tax rates for the fourth quarter and full year 2018 were approximately 29.9% and 29.7%, respectively. GAAP net income for the fourth quarter 2018 was $29.5 million or $0.58 per diluted share compared to $30.9 million or $0.61 per diluted share in the third quarter 2018. The share count used to compute GAAP diluted EPS for the fourth quarter 2018 is 50.9 million shares. GAAP net income for the full year was a record $104 million or $2.04 per diluted share compared with a GAAP net loss for the full year 2017 of $1.8 million or a loss of $0.04 per share, which included the impact of the 2017 tax reform.

Fourth quarter 2018 non-GAAP adjusted net income was $33.2 million or $0.65 per diluted share, which excluded net of tax $3.7 million of noncash acquisition-related intangible asset amortization costs. This compares to non-GAAP adjusted net income of $34.5 million or $0.68 per diluted share in the third quarter 2018.

Non-GAAP adjusted net income for the full year 2018 increased 75% to a record $121.3 million or $2.38 per diluted share compared to $69.1 million or $1.37 per diluted share in 2017.

We've included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income, which provides additional details.

EBITDA for the fourth quarter 2018 was $70.5 million or 22.4% of revenue compared with $72 million or 22.4% of revenue in the third quarter 2018. For the full year 2018, EBITDA improved 55% to a record $261.1 million or 21.5% of revenue compared with $168.2 million or 16% of revenue in 2017. We have included in our earnings release a reconciliation of GAAP net income to EBITDA, which provides additional details.

Cash flow generated from operations was $61.6 million for the fourth quarter 2018 and $185.6 million for the full year. Free cash flow was $46.3 million for the fourth quarter, which included $15.3 million of capital expenditures, and $98.1 million for the full year, which included $87.5 million of capital expenditures.

Net cash flow in the fourth quarter was a positive $90.7 million, including $47.4 million of additional long-term debt to fund a previously committed shareholder equity increase in the company's Chengdu corporate entity. Net cash flow for the full year was a positive $36.6 million, including the pay down of approximately $56.8 million of long-term debt.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Turning to the balance sheet. At the end of the fourth quarter, cash and cash equivalents plus short-term investments totaled approximately $248.6 million. Working capital was $480.8 million and long-term debt, including the current portion, was $213.8 million.

At the end of the fourth quarter, inventory decreased approximately $3.7 million from the third quarter 2018 to approximately $215 million. The decrease in inventory reflects a $2.8 million decrease in finished goods, a $2.6 million decrease in raw materials and a $1.7 million increase in work-in process. This is the third consecutive quarter of finished goods inventory decreases, reflecting our focus on reducing finished goods inventory. Finished goods inventory days were 28 in the quarter compared to 30 in the third quarter of 2018. Total inventory days were 100 in the quarter compared to 99 in the third quarter 2018.

Capital expenditures on a cash basis for the fourth quarter were $15.3 million or 4.9% of revenue and $87.5 million or 7.2% of revenue for the full year. We expect CapEx for the full year 2019 to remain with our -- within our target model of 5% to 9% of revenue.

Now turning to our outlook. We expect revenue in the first quarter of 2019 to be approximately $302 million, plus or minus 2.5%. At the midpoint, this represents growth of 10% over the prior year period, and down approximately 4% sequentially, which is slightly better than typical seasonality.

We expect GAAP gross margin to be 36%, plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 21.5% of revenue, plus or minus 1%. We expect interest expense to be approximately $2 million. Our income tax rate is expected to be 25%, plus or minus 3%, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 51.2 million.

Please note that purchase accounting adjustments of $3.7 million after tax for Pericom and previous acquisitions are not included in these non-GAAP estimates.

That said, I will now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Thank you, Rick, and good afternoon. Looking more closely at fourth quarter revenues. Distributor POP was down by 6% and POS decreased 9.8% sequentially, but yet POS was up 16% year-over-year. Outside Asia, POS remains strong. Channel inventory increased 5.6% sequentially, driven primarily by Asia region, in preparation for the pre-Chinese New Year build, as is typical at this time of year. Outside of Asia, channel inventory was flat.

Looking at global sales in the fourth quarter. Asia represented 79% of the revenue; Europe, 10%; and North America, 11%. In terms of our end markets, industrial was once again our largest representative end market at 25% of revenue; consumer represented 24%; communication, 24%; computing, 18%; and automotive, 9% of revenue.

Starting with the automotive market. Growth continues to be strong especially in Asia with 2018 revenue increasing almost 38% over 2017 to 9% of total revenue. Diodes continues to secure new design-ins across multiple products, including MOSFET on the brushless DC motor, electric power steering, water pumps, power windows, electric horn, infotainment, battery management and advanced driver's assistance.

In addition, USB power delivery has been added to automobiles, which is driving design-ins of our solution in infotainment and mobile wire and wireless charging application. Additionally, our diodes and rectifier product has seen solid momentum in the automotive space, driven by the need for a robust electric discharge protection in the connected cars. We also saw strong demand for daytime running lights and body control modules as we continue to introduce new products like bipolar junction transistors and LED linear controllers.

In the industrial market, we also achieved strong full year growth of more than 29%, accounting to approximately 25% of total revenue. During the quarter, we secured multiple new design wins for our normal density Trench MOSFET technology, data line platform, hall sensors, Schottky, SBR and DJT products for our broad range of applications, including brushless DC motors, LED lighting, DC fan, power tools and e-lock applications.

FE

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

BRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

We also continue to see strong demand for our SASP products. In fact, with the record adoption of high-speed interfaces across multiple end application in the IoT industry. ESD protection is becoming more important for these data links. Diodes' SBR and Schottky product remains strong in the DC fan and lighting market where we offer products suitable for high-temperature environment. We also saw strong momentum for our recently introduced gate drivers designed into battery test systems, regulators into DC fan as well as transistors and synchronized controllers into power applications.

In our consumer end-market, 2018 revenue grew 10% over 2017 as we continue to achieve strong momentum across a wide variety of applications such as low-power USB Type C charging and power delivery, wireless power charging, augmented reality, panels, earphone, wearables, portable devices, OLED displays, smart speakers, gaming, Bluetooth as well as Wi-Fi trackers. In addition, USB Type C is gaining market traction and expanding its footprint to new end products, such set-top boxes as well as Type C adapters to convert the Type C back to Type A for the existing installed base. Our Y-signal switching and MUX portfolio covers all these applications need.

Additionally, our audio product are achieving significant revenue increases, driven by the high demand for audio alarming features in the Bluetooth and Wi-Fi tracker applications. We also secured key design wins for our gate drivers and synchronous controllers for home appliance applications, such as air conditioner, fans and refrigerators.

In communications, Diodes has been actively engaged in this market with our comprehensive small footprint DFN and CFP MOSFET portfolio and have been achieving design wins and revenue growth. We also continue to expand our portfolio of battery protection MOSFET to address this market and also see strong demand for LDOs and hall sensors in smartphones to help reduce power consumption and increasing battery life. Our design win activity also continued for AC/DC charging solutions for smartphones, chargers and adapters.

Also within communications, major data center applications are driving the 100-gig and 400-gig optical transistor market to address the bandwidth need of data communications. High-speed transceivers require high performance and low jitter oscillators as our timing reference. Diodes broad portfolio of small form factor, ultra-low jitter XO products position us well in this growing market.

Further, we continue to see strong demand for our MIPI signal switches, along with our strong demand for applications for ultra-fast recovery rectifier in the low-profile package in the mobile phones, base stations, wireless charging applications.

Also within communication, we're also seeing very strong design win activities in 5G applications, with a wide range of Pericom product, including PCIe packet switches, clock IC, crystal and crystal oscillators, level shifters and high-speed MOSFET and with Diodes product including low-noise LDOs, buck converters and MOSFET. 5G is only in the beginning stage of the infrastructure build out, and as Dr. Lu mentioned, we see this area as a key growth opportunity for Diodes in 2019 and beyond.

In computing, during the quarter, we secured new design wins for PCIe gen 4 product from the Pericom product line, including signal MUXs, we drive for it in active markets in the gaming and server applications. We also saw significant opportunities for USB Type C and USB 3.1 ReDrivers in tablet and PC application.

In fact, USB Type C connectors continue to gain market traction as new applications are adopting USB Type C connector options. For example, the latest docking station for commercial notebooks support the USB Type C would require USB and DisplayPort signal MUXs.

Diodes solution supporting USB Type C alternative mode for signal switching and signal integrity continue to expand our designing activity in tablet, notebook and docking station applications. Hall sensors are also gaining traction in the notebook and tablet applications by reducing power consumption, while maintaining reliable performance. Additionally, our broad portfolio of Schottky rectified technology continues to win design-ins using applications such as USB Power Delivery and ATS Power Supply.

In summary, we are very pleased with achievement of record annual results across our business, driven by our past design win momentum, extended product offerings and increased market share and contracted customers.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Additionally, our continued focus on automotive, industrial and our Pericom product has further contributed to our growth, while also offering additional higher-margin opportunities across a wide variety of applications. We expect this strategy will continue driving profitability growth and cash flow for Diodes in the years to come.

With that, we now open the floor to questions. Operator?

Q U E S T I O N S  A N D  A N S W E R S

Operator

(Operator Instructions) Our first question comes from the line of Gary Mobley of Benchmark.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

I want to start with a question or a clarification for you, Rick. You mentioned in your prepared remarks, Q1 revenue guidance of $302 million and your press release reads $305 million. So I'm just hoping to midpoint exactly what it is.

Richard D. White - Diodes Incorporated - CFO & Secretary

Well, it's $302 million.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

$302 million. Okay. So still prompts to my second question, down 4% sequentially is better than seasonal. Nobody in the industry is doing better than seasonal in the first quarter. So why go on a limb with that sort of guidance and if it's truly backed by demand indicators and whatnot. Could you give us a sense of how you guys are faring so much better than the industry right now?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. I think we're always talking about the seasonality somewhere around 9%, down 5% to 10%. But similar to last year, we do see a pretty strong demand for our product, especially the winning from content increase. I think during the speech, you can see we are gaining more shares, not just the more new product, but we do actually gaining more shares from a content increase. So even when we see some of the application tools roll on in 1Q, but due to the content increase, our effect by seasonality reduced.

Gary Wade Mobley - The Benchmark Company, LLC, Research Division - Research Analyst

Okay. I did have a follow-up question about your GFAB acquisition. So, obviously, it doesn't -- perhaps it doesn't go with TI strategy and perhaps it's the reason they're willing to sell it. So I'm just wondering what the arbitrage is that you're betting on here? What don't they see in this facility that is going to benefit you strategically or financially?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, I don't want to speak for them, but obviously, they are expanding their 12-inch fab and they are moving to the small geometry. But for Diodes, since we are -- we do have a need for more capacity for 6-inch, but especially, we really don't have enough capacity for our 8-inch products. So this is just the right match between the 2 companies when we move the product portfolio into the 8-inch. It really suit us from the usage point of view.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

I think during the speech, you can see we do build in significant revenue and profit and GP in the future, and this fab will be able to provide us, the people, the skill, the capacity and also it's going to be very positive to enter to Diodes' operations.

Operator

Our next question comes from Shawn Harrison of Longbow Research.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Dr. Lu, it didn't say in the press release for the TI facility that you're acquiring the purchase price, is that something you can provide to us? I mean, I'm just trying to figure out, did you pay a lot to get the accretion? I know you usually like a bargain.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Number one, we do have agreement with TI. The detail of the purchase cannot be disclosed, okay? So -- but 2 things I do can -- able to -- can tell you. One is, it meets my M&A criteria. Remember, my -- one of the key M&A criteria is, need to be accretive within 1 year. And fortunately, this acquisition, it provides immediately accretion and accretions. So now that's what I really pay attention. Number two, we already have said, this is insignificant on the material...

Richard D. White - Diodes Incorporated - CFO & Secretary

Yes, it's immaterial.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Immaterial.

Richard D. White - Diodes Incorporated - CFO & Secretary

So from both TI and Diodes' perspective, we're classifying this as immaterial, and therefore, the contracts and the details of the negotiation will not be disclosed.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Got you. That's helpful enough. On your current 8-inch capacity, the Fab 2, where you at right now in terms of production versus, kind of, I know that the target level, which is what, 12,000 wafers a month or something like that?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes. If you remember, start from beginning of last year -- or actually we started working on 8-inch capacity in SFAB 2 since 2017. The first production is in March of 2018, and we are able to ramp it up to about 9,000-wafer a month by December 2018. And we're hoping we start to continue ramp it and maximum capacity in SFAB 2 is only 12,000 a month, 8-inch capacity. And so when we're talking about this, this 8-inch capacity is a full MOSFET for SBR, so typically somewhere around the -- probably 5, 6 layers per wafer, okay. So 256,000-wafer 8-inch equipment wafer layers. Yes, it's a good addition to our discrete, especially MOSFET and SBR's capacity increase.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Richard D. White - Diodes Incorporated - CFO & Secretary

Yes. So in fourth quarter, the goal is to get to between 8,000 and 9,000, and that's actually where we got to in SFAB 2.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. And then how quickly will you be able to port your customer base into that fab and have it qualified? Is it within the first half of this calendar year?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

No, no way. First, we need to prepare the process, which may not be taking that long. But if you remember on our SFAB 2, we actually took 1 whole year of 2017 to move in the equipment, prepare the process. And fortunately, on this site, equipment is already there, and we probably need like 6 months to implement the process. Then it'll probably take another 3 months to do qualification, to do this one. And so we'll put it up the product notice to the customer and they say probably, currently, I expect maybe end of the year, we will start to notify our customer, give them the sample. But to feature in ramp, the customer need the full pool and all this one. So it will probably take a while. And that's why it's important for us to continue supporting TI, TI's needs and keep the fab loaded, okay? Then at times when TI demand go down, our demand will go up. And it's able to give us accretive immediately and will continue.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Right. So for the customer qualification, it really depends. And I would say, a range probably from 1 quarter to...

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Couple of years.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

3 to 4 quarters, it depends on the customer. So it's going to take some time.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes. And especially, this fab, we expect to support automotive and industrial and the design of that ramp for our -- of the acceptance for a customer to agree to convert, it take a while, okay? And some of the automotive require 1 year or 1.5 years. And so it's really a very critical for us to be able to continue support TI, while we take the time to bring in our product, so we don't want to run into a problem of -- the capacity is empty or capacity is wasted.

Operator

Our next question comes from Tristan Gerra of Baird.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

A follow-up question on this fab from TI. What's the margin profile for the foundry business that you are offering to them? Is that below corporate average?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

No, I cannot. And so Tristan, like I said, we cannot disclose. And we have agreement with TI, the detail of the operation cannot disclose. But I'm going to emphasize one more time. It's accretive immediately, okay?

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay. And then once you get full access to that fab, presumably in a few years, what percentage of increase does that bring relative to your current total production today? How much incremental capacity percentage-wise is this fab going to give you once you have full access in a few years?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

I cannot -- seriously, like I said, I cannot really give too much of detail, but I can tell you now, today, the 8-inch is almost loaded -- fully loaded, okay? And some of the 6-inch, it probably is not fully loaded. But the key thing is we do not have, with the agreement, we are able to be accretive immediately. Therefore, any additional will be the gain. Any additional loading from Diodes will be the gain. Now I probably cannot tell you how much gain because then we have disclosed too much of the detail. But loading from Diodes will be able to show more profit. That's for sure, right?

Richard D. White - Diodes Incorporated - CFO & Secretary

Yes. So Tristan, one thing we can disclose and that the GFAB currently has over 8,000 wafers per month of 8-inch capacity plus approximately 13,000 wafers per month of 6-inch capacity. And if you go through that whole process, that's what we put in the press release, which the total capacity is approximately 256,000 8-inch equivalent layers per month, okay?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

And I wanted to mention, when we talk about 8,000-wafer, that use a traditional CMOS wafer like 20 layers. But for Diodes product, especially for MOSFET and for the SBR, it's not the same number of layers. That's why instead of using wafer, 8,000 wafers are used in total 260 layers a month. And the reason is the product is different and typically CMOS analog product number of layer is much higher. In average above 18 to 20 layer, and our discrete, which is much, much less. And that's why easier way to use is using the layer.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay, that's useful. And then a quick follow-up on the earlier question. Is it too early or are you able to see initial order activity now that the Chinese New Year is over? And specifically, what type of back-end capacity do you have? Last year, you had more labor coming back from the Chinese New Year that you expected, and therefore, you had probably a bit more capacity than you expected. How is that shaping up while just the demand basically starting this week with post-Chinese New Year?

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. Tristan, you can see we gave the guidance today that -- and the Chinese New Year actually just over a couple of days ago. And so we do already know how many people come back during the Chinese, which means last week -- the Chinese New Year is last week. And New Year over -- is already over Sunday, last Sunday. So we give the guidance. And that guidance is already in consideration of the capacity, the support team, and so I think that guidance reflects the people, performance and the people return from the Chinese New Year. My point is, it's not going to be a big surprise anymore.

Operator

(Operator Instructions) Our next question comes from the line of Edgar Roesch of Sidoti.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

I wanted to ask you a little bit on the automotive side. Certainly, some premium growth being seen in newer systems, whether it's ADAS or connected driving applications? I would assume that more traditional automotive systems like power steering, windows and the like would be a good bit slower. But could you just speak about how the growth trended throughout 2018? And what you're seeing going into the first quarter here?

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Right. So this is Emily, maybe let me address the question, right? So even with some of the traditional applications that you mentioned like the power steering, the windows and stuff like that, we also see a lot of change over there implemented brushless DC motor. And with this change that which we've been emphasizing for the last few quarters, we start seeing a lot of contact improvement, especially on the Diodes side, so that's really where we're seeing. So now switching from the traditional to the newer models even if the same function, but it really enrich a lot of features and functionality kind of really helping the contact expansion that we've been talking about.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

Okay. Terrific. And then, Dr. Lu, just as you continue to mix up in the more complex devices, do you see that 7% R&D budget being adequate, let's say, a couple of years into the future? Or would we expect that to, maybe, grow a little faster than revenue at some point?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

You remember when I go to talking about 2025, we're hoping all will be driving the GP up to 40%, and revenue 2.5% plus or minus. You remember that is the same we're talking about. Diodes are same. I do intend to increase our model of R&D to 6%. And you'll probably say, oh, 1% more. But don't forget, 1% is the 20% of the total R&D numbers, okay? And number two is, we have the growth on both R&D -- on both discrete and analog. So discrete, the R&D will keep the same as the revenue growth. And so therefore, I don't see a need of significant increase of R&D from our business model. And I think 6%.

Richard D. White - Diodes Incorporated - CFO & Secretary

7%.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

7%. I'm sorry.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Richard D. White - Diodes Incorporated - CFO & Secretary

7%.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

7%. Yes, from 5% to 7%. So it's a good increase. And I think that the key thing really is efficiency of using the R&D money, okay. I'm doing, you know, I've been driving how to more effectively to using R&D money. And so far, Diodes is able to efficiently increase our -- efficient control of using our R&D money. And I'm going to tell you that we purchased Pericom. And Pericom product, their IC product is in the 20% -- in 50%, 60% GP. And if you look at Pericom, I'm talking about IC, be it in Pericom IC, not including frequency or control product. And in Emily's speech, you already know our Pericom actually grow 24% of the IC. Pericom IC increased 24% last year. So we are not increasing their R&D money. We keep about the same. And you can see that even with that, we are able to grow 24% last year. So to answer your question, I think we are very loyal to utilize our R&D money.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

Yes. And then one last one. I understand that the additional Chengdu investment was kind of prescribed in the agreement. Is it geared towards eventual expansion of any kind? Or is it just a change in the equity ownership structure?

Richard D. White - Diodes Incorporated - CFO & Secretary

He's talking about the Chengdu equity investment that we talked about in the fourth quarter. Whether -- what's that going to be spent on in the future? Expansions or...

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. In that, we do -- we had 2 items. One is constantly CapEx increase to support our needs for the capacity expansion. That will still continue. The another big money is the building. If you remember, at the beginning when we built Chengdu Phase 1, we give up 1 manufacturing building, 1 R&D building and 1 plating building. And we kind of using up all the majority of our manufacturing building. So we do plan to go to next phase, which is building another 5 floor of the manufacturing floor. And that is the one going to consume a big money. And I just think twice to see we can fully use our space and see there a little bit of our building expansions. So it's still ongoing, and when we have a need we'll start building up the next manufacturing building.

Operator

At this time, I'd like to turn the call over to Dr. Lu for any closing remarks. Dr. Lu?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. We're looking forward to providing another update on our business next quarter. Operator, you may now disconnect.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

FEBRUARY 13, 2019 / 10:00PM, DIOD - Q4 2018 Diodes Inc Earnings Call

Operator

Thank you, sir. Ladies and gentlemen, this concludes today's conference. Thank you for your participation, and have a wonderful day. You may disconnect your lines at this time.

D I S C L A I M E R

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2019, Thomson Reuters. All Rights Reserved.

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.